    As filed with the Securities and Exchange Commission on November 14, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               QUOKKA SPORTS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                94-3250045
     (State of Incorporation)          (I.R.S. Employer Identification No.)

                                ----------------

                        525 BRANNAN STREET, GROUND FLOOR
                             SAN FRANCISCO, CA 94107
                    (Address of principal executive offices)

                                ----------------

                               TOTAL SPORTS, INC.
                                 2000 STOCK PLAN
                            (Full title of the plans)

                               ALVARO J. SARALEGUI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        525 BRANNAN STREET, GROUND FLOOR
                             SAN FRANCISCO, CA 94107
                                 (415) 908-3800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                ----------------

                                            CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed Maximum      Proposed Maximum
 Title of Securities        Amount to be              Offering               Aggregate              Amount of
   to be Registered          Registered          Price per Share (1)     Offering Price (1)      Registration Fee
----------------------- ----------------------- --------------------- ----------------------- ----------------------
Common Stock, par value     570,583 shares             $2.67              $1,523,456.61              $402.19
  $.0001 per share
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to options previously granted under the Total Sports, Inc. 2000 Stock Plan (the "Plan"), pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

================================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Quokka Sports, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a)The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

        (b)All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        (c)The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (d)Registration Statement on Form S-3, filed November 8, 2000.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Francisco, California. As of the date of this Registration Statement, an investment partnership affiliated with Cooley Godward LLP owns 127,887 shares of the Company's Common Stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's certificate of incorporation, as amended, contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

        -       any breach of the director's duty of loyalty;

        - acts or omissions which involve a lack of good faith, intentional misconduct or a knowing violation of the law;

        - payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or

        - any transaction from which the director derives an improper personal benefit.

        These provisions do not limit or eliminate the Company's rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

        The Company's bylaws, as amended, require the Company to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware law. The Company may limit the extent of such indemnification by individual contracts with its directors and executive officers. Further, the Company may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such


                                       1.

person against the Company or its directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by our board of directors.

        The Company has entered into indemnity agreements with each of its current directors and certain of its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company for which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

        The Company has the power to indemnify its other officers, employees and other agents, as permitted by Delaware law, but it is not required to do so. The Company maintains directors' and officers' liability insurance.

                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


                            CONSULTANTS AND ADVISORS

        Not applicable.


                                       2.

                                    EXHIBITS

  EXHIBIT
  NUMBER
  ------

     5.1    Opinion of Cooley Godward LLP

    23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants

    23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement

    24.1    Power of Attorney is contained on the signature pages

    99.1    Total Sports, Inc. 2000 Stock Plan and forms of grant thereunder

    99.2    Registration Statement on Form S-3 filed by Quokka Sports, Inc. on
            November 8, 2000*

   --------
   * Previously filed with Securities and Exchange Commission on
     November 8, 2000.

                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall


                                       3.

        be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 14, 2000.


                                      QUOKKA SPORTS, INC.


                                      By: /s/ Les Schmidt
                                         ---------------------------------------
                                      Les Schmidt
                                      Executive Vice President, Chief Financial
                                      Officer and Secretary



                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Alvaro Saralegui and Les Schmidt, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                 TITLE                            DATE
       ---------                                 -----                            ----
                                        President, Chief Executive         November 14, 2000
/s/ Alvaro J. Saralegui                 Officer and Director
----------------------------------      (Principal Executive Officer)
     (ALVARO J. SARALEGUI)

/s/ Les Schmidt                         Executive Vice President,          November 14, 2000
----------------------------------      Chief Financial Officer and
         (LES SCHMIDT)                  Secretary (Principal
                                        Financial and Accounting
                                        Officer)

/s/ Alan S. Ramadan                     Director (Chairman of the          November 14, 2000
----------------------------------      Board of Directors)
        (ALAN S. RAMADAN)

/s/ Richard H. Williams                 Director (Vice Chairman of         November 14, 2000
----------------------------------      the Board of Directors)
      (RICHARD H. WILLIAMS)


                                       5.


                                         Director                           November 14, 2000
/s/ John Bertrand
----------------------------------
      (JOHN BERTRAND A.M.)

/s/ Walter W. Bregman                    Director                           November 14, 2000
----------------------------------
       (WALTER W. BREGMAN)

/s/ James G. Shennan                     Director                           November 14, 2000
----------------------------------
      (JAMES G. SHENNAN, JR.)

/s/ Barry M. Weinman                     Director                           November 14, 2000
----------------------------------
       (BARRY M. WEINMAN)

                                         Director                           November 14, 2000
----------------------------------
       (FRANK A. DANIELS)


                                       6.

                                  EXHIBIT INDEX


  EXHIBIT                                                                        SEQUENTIAL
  NUMBER                               DESCRIPTION                              PAGE NUMBERS
  ------                               -----------                              ------------

     5.1    Opinion of Cooley Godward LLP                                           8

    23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants          9

    23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement                                                  8

    24.1    Power of Attorney is contained on the signature pages                   5

    99.1    Total Sports, Inc. 2000 Stock Plan and forms of grant thereunder        10

    99.2    Registration Statement on Form S-3 filed by Quokka Sports, Inc. on
            November 8, 2000*

    ------------
    * Previously filed with the Securities and Exchange Commision on November 8, 2000.


                                       7.